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                                                                     Exhibit 5.1


                                              April 29, 2002


Rotary Power International, Inc.
P.O. Box 128
Wood-Ridge, NJ  07075-0128


                  RE:  REGISTRATION STATEMENT ON FORM S-8

Dear Sirs:

         We are acting as counsel for Rotary Power International, Inc. (the "Company") in connection with the registration of 100,000 shares of Common Stock, $.01 par value per share (the "Common Shares") of the Company as described in the Company's Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on the date hereof.

         As such counsel, we have:

            (a) Reviewed the actions heretofore taken by the Board of Directors of the Company in connection with the authorization of the issuance of the Common Shares and related matters;

            (b) Participated in the preparation of the Registration Statement relating to the Common Shares; and

            (c) Made such examinations of law and examined originals or copies, certified or otherwise authenticated to our satisfaction, of all such other corporate records, instruments, certificates of public officials or bodies, certificates of officers and representatives of the Company, and such other documents, and discussed with officers and representatives of the Company such questions of fact, as we have deemed necessary in order to render the opinions hereinafter expressed.

         Based on the foregoing, we are pleased to advise you that, in our opinion:

               (1) The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Delaware.

               (2) The Common Shares are validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. By giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

                                          Very truly yours,

                                          /s/ Wilentz, Goldman & Spitzer, P.A.

                                          Wilentz, Goldman & Spitzer, P.A.